EXHIBIT 77C


A special meeting of DLJ Select Fund's shareholders was held on July 17, 2000 for the purpose of considering and acting upon the matters set forth in the Proxy Statement and summarized below. A quorum was represented at the meeting and the voting results are set forth below:

A. Election of Trustees of the Fund:

                                        For                     Withheld
Wilmot H. Kidd, III	         	       2,799,527              	    6,812

Stig Host		                         2,798,168                    8,171

Peter F. Krogh                      2,799,278                    7,061

John J. Sheehan                     2,798,151	                  8,188

Robert E. Fischer                  2,798,249                    8,090

G. Moffett Cochran                 2,799,625                     6,714

Martin Jaffe                      2,799,625                     6,714

B. Selection of Ernst & Young LLP as independent auditors of the Fund for the fiscal year ending October 31, 2000:

For                     Against                 Abstain
2,773,461               23,392                   9,486